UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 November 25, 2009 (November 24, 2009)

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

               On November 24, 2009, the Compensation Committee of the Norfolk Southern Corporation Board of Directors approved Forms of 2010 Awards under the Norfolk Southern Corporation Long-Term Incentive Plan. The Forms of 2010 Award Agreements are attached hereto as exhibits. Under the Norfolk Southern Corporation Executive Management Incentive Plan and the Norfolk Southern Corporation Management Incentive Plan, the Committee adopted the following performance criteria for determining bonuses payable in 2011 for the 2010 incentive year: 37.5% based on pretax net income; 37.5% based on operating ratio; and 25% based on a composite of three transportation service measures, consisting of adherence to operating plan, connection performance, and train performance.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

               The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Form of Norfolk Southern Corporation Long-Term Incentive Plan, 2010 Award Agreement for Outside Directors
10.2	Form of Norfolk Southern Corporation Long-Term Incentive Plan, 2010 Award Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            SIGNATURES

                                                            NORFOLK SOUTHERN CORPORATION

                                                            (Registrant)

                                                            ____/s/ Howard D. McFadden

                                                            Name:  Howard D. McFadden
                                                            Title:    Corporate Secretary

Date: November 25, 2009

                                                                 EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Norfolk Southern Corporation Long-Term Incentive Plan, 2010 Award Agreement for Outside Directors
10.2	Form of Norfolk Southern Corporation Long-Term Incentive Plan, 2010 Award Agreement